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                                                                     EXHIBIT 8.2


                            BLAKE, CASSELS & GRAYDON


                             3500 Bankers Hall East


                             855 - 2nd Street S.W.


                                Calgary, Alberta


                                    T2P 4J8



July   , 1997


Dreco Energy Services Ltd.
#1340 Weber Centre
5555 Calgary Trail South
Edmonton, Alberta
T6H 5P9

Dear Sirs:

          Re: Canadian Federal Income Tax Considerations to Dreco Shareholders and Optionholders


          Re: Joint Management Information Circular and Proxy
Statement/Prospectus



     We confirm our opinion contained on pages 68 through 74 inclusive of the Joint Management Information Circular and Proxy Statement/Prospectus of National-Oilwell, Inc. and Dreco Energy Services Ltd. included in this Registration Statement on Form S-4 of the principal Canadian federal income tax considerations to shareholders and optionholders of Dreco Energy Services Ltd. of the transactions described therein.



     We hereby consent to the use of our firm name in the Joint Management Information Circular and Proxy Statement/Prospectus under the subheading "Canadian Federal Income Tax Considerations to Dreco Shareholders and Optionholders" and the heading "Legal Matters."


                                          Yours very truly,

                                          BLAKE, CASSELS & GRAYDON